EXHIBIT 10.16


                           CHANGE IN CONTROL AGREEMENT


         This CHANGE IN CONTROL AGREEMENT is made as of the first day of January, 1998, by and among Essex Bancorp, Inc. ("Bancorp") and Gene D. Ross ("Employee").

                                   WITNESSETH

         WHEREAS, certain subsidiaries of Bancorp and Employee entered into a Restated Executive Services Agreement ("Employment Agreement") dated as of January 1, 1998; and

         WHEREAS, Bancorp and its subsidiaries desire to amend the Employment Agreement to eliminate the obligation thereunder to pay certain benefits to Employee upon a "Change in Control" (as defined in the Employment Agreement) and to instead provide such payments under a separate agreement between Bancorp and Employee only; and

         WHEREAS, Employee is willing to consent to the above change to the Employment Agreement on the condition that the Change in Control payment provisions contained therein be continued in a separate agreement (the "Agreement") between Bancorp and the Employee.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, Bancorp and Employee agree as follows:

         1.       Change in Control Payment.

                  (a) In the event a Change in Control occurs prior to or on the effective date of termination of the Employment Agreement, Bancorp shall: (1) pay to the Employee in a lump sum within thirty (30) days of the Change in Control an amount equal to two hundred (200%) of his highest rate of annual Salary (as defined in the Employment Agreement) in effect during the period commencing on May 1, 1997 and ending on the date of the Change in Control; and
(2) provide continuing health and medical insurance, disability insurance and life insurance coverage on behalf of the Employee (and his other family members, if applicable) for a period of two (2) years following the Change in Control on the same basis as was in effect as of the effective date of termination. For purposes of this Agreement, a "Change in Control" shall occur if and only if after December 31, 1997 a "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, first becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Bancorp representing 25% or more of the combined voting power of the then outstanding securities of Bancorp. Any provision herein to the contrary notwithstanding, no Change in Control shall be deemed to occur as a result of: (1) any transaction prior to January 1, 1998;
(2) any purchase, transfer, or other disposition of the Series B and Series C preferred shares of Bancorp; or (3) any exercise or conversion of warrants or options of Bancorp which were issued prior to 1996 (and any exercise, or conversion of such warrants or options shall be disregarded in determining whether a Change in Control has occurred.)

                  (b) Any provision herein to the contrary notwithstanding: (1) no Change in Control payment under Section 1(a) shall be due to Employee if Employee is terminated (with or without Cause) or resigns under the Employment Agreement prior to a Change in Control; and (2) under no circumstances shall Employee be entitled to a payment under both Section 3.7 of the Employment Agreement and this Agreement.

         2. Term of Agreement. This Agreement shall continue in force during the term of the Employment Agreement and shall expire on the effective date of termination of the Employment Agreement.

         3.       General Matters.

                  (a) This Agreement shall be governed by the substantive laws of the Sate of Virginia and shall be construed in accordance therewith. This Agreement constitutes the entire agreement between the parties as to the matters described herein and supersedes all prior agreements and understandings between the parties as to such matters.

                  (b) No provision of this Agreement may be waived except by agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

                  (c) This Agreement may be amended, altered or revoked at any time, in whole or in part, only by a written instrument setting forth such changes, signed by all the parties.

                  (d) This Agreement shall be binding upon the Employee and the Employers, and shall not be assignable in any event by the Employee.

                  (e) Throughout this Agreement the singular shall include the plural and the plural shall include the singular whenever the context so requires.

                  (f) If any provision of this Agreement is declared by any court of common jurisdiction to be invalid for any reason such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be construed in force as if such invalid provisions had never been inserted in this Agreement.

         IN TESTIMONY WHEREOF, the parties have caused this Agreement to be executed as of the 24th day of June, 1998.

                                        ESSEX BANCORP, INC.



                                        By:  /s/ Roscoe D. Lacy, Jr.
                                           -------------------------------
                                                 Its:  Director



                                        /s/ GENE D. ROSS